Financial Statements

AIMIA Foods Holdings Limited

For the year ended 30 June 2013

Registered number: 06201887

AIMIA Foods Holdings Limited

INDEPENDENT AUDITOR’S REPORT	Grant Thornton UK LLP 4 Hardman Square Spinningfields Manchester M3 3EB T +44 (0) 161 953 6901 www.grant-thornton.co.uk

Board of Directors

Aimia Foods Holdings Limited

We have audited the accompanying consolidated financial statements of Aimia Foods Holdings Limited and subsidiaries, which comprise the consolidated balance sheets as of 30 June 2013, and the related consolidated profit and loss account, and cash flow statement for the year then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards and applicable law); this includes the design, implementation, and maintenance of internal control relevant to the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

ii

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of Aimia Foods Holdings Limited and subsidiaries as of 30 June 2013, and the results of their operations and their cash flows for the year then ended in accordance with United Kingdom Generally Accepted Accounting Practice.

GRANT THORNTON UK LLP

Manchester

United Kingdom

5 August 2014

iii

AIMIA Foods Holdings Limited

Consolidated profit and loss account

For the year ended 30 June 2013

	Note	2013 £000	Unaudited 2012 £000
Turnover	1,2	58,477	58,635
Cost of sales		(45,404)	(48,075)

Gross profit		13,073	10,560
Distribution costs		(1,104)	(1,083)
Administrative expenses		(5,163)	(4,782)
Exceptional administrative expenses	4	—	(3,109)
Total administrative expenses		(5,163)	(7,891)
Other operating income	3	—	32

Operating profit	4	6,806	1,618
Interest payable and similar charges	8	(124)	(136)

Profit on ordinary activities before taxation		6,682	1,482
Tax on profit on ordinary activities	9	(1,678)	(432)

Profit for the financial year	19	5,004	1,050

All amounts relate to continuing operations.

There were no recognised gains and losses for 2013 or 2012 other than those included in the Profit and loss account.

The accompanying notes 1 to 33 form part of these financial statements.

AIMIA Foods Holdings Limited

Registered number: 06201887

Consolidated balance sheet

As at 30 June 2013

	Note	£000	2013 £000	£000	Unaudited 2012 £000
Fixed assets
Intangible assets	10		6,346		6,800
Tangible assets	11		2,582		1,507
Investments	12		672		—

			9,600		8,307
Current assets
Stocks	13	4,080		3,640
Debtors	14	6,630		5,965
Cash at bank		2,682		606

		13,392		10,211
Creditors: amounts falling due within one year	15	(12,874)		(14,274)

Net current assets/(liabilities)			518		(4,063)

Total assets less current liabilities			10,118		4,244
Creditors: amounts falling due after more than one year	16		(1,269)		(399)

Net assets			8,849		3,845

Capital and reserves
Called up share capital	18		500		500
Capital redemption reserve	19		544		544
Profit and loss account	19		7,805		2,801

Shareholders’ funds	20		8,849		3,845

The financial statements were approved and authorised for issue by the board and were signed on its behalf on 5 August 2014.

Mr R N Unsworth

Director

The accompanying notes 1 to 33 form part of these financial statements.

AIMIA Foods Holdings Limited

Registered number: 06201887

Company balance sheet

As at 30 June 2013

	Note	£000	2013 £000	£000	Unaudited 2012 £000
Fixed assets
Investments	12		12,403		12,403
Current assets
Debtors	14	110		110
Creditors: amounts falling due within one year	15	(11,631)		(11,631)

Net current liabilities			(11,521)		(11,521)

Net assets			882		882

Capital and Reserves
Called up share capital	18		500		500
Capital redemption reserve	19		544		544
Profit and loss account	19		(162)		(162)

Shareholders’ funds	20		882		882

The financial statements were approved and authorised for issue by the board and were signed on its behalf on 5 August 2014.

Mr R N Unsworth

Director

The accompanying notes 1 to 33 form part of these financial statements.

AIMIA Foods Holdings Limited

Consolidated cash flow statement

For the year ended 30 June 2013

	Note	2013 £000	Unaudited 2012 £000
Net cash flow from operating activities	21	3,782	4,752
Returns on investments and servicing of finance	22	(124)	(136)
Taxation		(332)	(401)
Capital expenditure and financial investment	22	(2,210)	(230)

Cash inflow before financing		1,116	3,985
Financing	22	1,137	(394)

Increase in cash in the year		2,253	3,591

Reconciliation of net cash flow to movement in net funds/(debt)

For the year ended 30 June 2013

	2013 £000	Unaudited 2012 £000
Increase in cash in the year	2,253	3,591
Cash inflow from increase in debt and lease financing	(1,137)	—

Change in net debt resulting from cash flows	1,116	3,591
New finance leases	—	290

Movement in net funds/(debt) in the year	1,116	3,881
Net debt at 1 July	(217)	(4,098)

Net funds/(debt) at 30 June	899	(217)

The accompanying notes 1 to 33 form part of these financial statements.

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

1.	Accounting policies

1.1	Basis of preparation of financial statements

The financial statements have been prepared under the historical cost convention and in accordance with the Companies Act 2006 and applicable UK accounting standards (United Kingdom Generally Accepted Accounting Principles).

1.2	Going concern

The Group has considerable financial resources together with long standing relationships with a number of customers and suppliers across different geographic areas. As a consequence, the directors believe that the Group is well placed to manage its business risk successfully despite the current uncertain economic outlook.

1.3	Basis of consolidation

The Group financial statements consolidate the accounts of the company and all of its subsidiary undertakings drawn up for the year ended 30 June 2013. On acquisition of a subsidiary, all of the subsidiary’s assets and liabilities which exist at the date of acquisition are recorded at their fair value reflecting their condition at that date.

1.4	Turnover

Turnover is the total amount receivable by the Group for goods supplied and services provided, excluding VAT and trade discounts. Revenue from the supply of goods is recognised when the significant risks and rewards of ownership have been transferred to the buyer, which is at the point of despatch.

1.5	Goodwill

Goodwill is the difference between amounts paid on the acquisition of a business or a company and the fair value of the identifiable assets and liabilities. It is amortised to the Profit and loss account over its estimated economic life.

1.6	Investments

Investments are included at cost less provision for impairment.

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

1.	Accounting policies (continued)

1.7	Tangible fixed assets and depreciation

Tangible fixed assets are stated at cost less depreciation and any provision for impairment. Depreciation is provided at rates calculated to write off the cost of fixed assets, less their estimated residual value, over their expected useful lives on the following bases:

Leasehold improvements	-	3 - 10 years
Plant and machinery	-	3 - 10 years
Motor vehicles	-	3 years
Fixtures & fittings	-	5 years
Computer equipment	-	3 - 5 years

Those tangible fixed assets held for use under operating leases are depreciated over 4 years.

1.8	Stocks

Stocks are valued at the lower of cost and net realisable value after making due allowance for obsolete and slow-moving stocks. Cost includes materials, direct labour, other direct overheads and royalties payable. Net realisable value is based on estimated selling price, less further costs expected to be incurred to completion and disposal.

1.9	Hire purchase agreements

Assets held under hire purchase agreements are capitalised and disclosed under tangible fixed assets at their fair value. The capital element of the future payments is treated as a liability and the interest is charged to the profit and loss account at a constant rate of charge on the balance of capital repayments outstanding.

1.10	Operating leases

Rentals applicable to operating leases, where substantially all of the benefits and risks of ownership remain with the lessor, are charged against profits on a straight line basis over the period of the lease.

1.11	Lease income

Payments received under operating leases are credited to the profit and loss account on a straight line basis over the lease term.

1.12	Current tax

The current tax charge is based on the profit for the year and is measured at the amounts expected to be paid based on the tax rates and laws substantively enacted by the balance sheet date. Current and deferred tax is recognised in the profit and loss account for the period except to the extent that it is attributable to gain or loss that is, or has been, recognised directly in the statement of total recognised gains and losses.

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

1.	Accounting policies (continued)

1.13	Deferred taxation

Deferred tax is recognised in respect of all timing differences that had originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less or to receive more tax, with the following exception, deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is measured on an undiscounted basis at the tax rates that apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

1.14	Foreign currencies

Monetary assets and liabilities denominated in foreign currencies are translated into sterling at rates of exchange ruling at the balance sheet date.

Transactions in foreign currencies are translated into sterling at the rate ruling on the date of the transaction.

Exchange gains and losses are recognised in the Profit and loss account.

1.15	Pensions

The Group operates a defined contribution pension scheme and the pension charge represents the amounts payable by the Group to the fund in respect of the year.

1.16	Financial Instruments

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the entity after deducting all of its financial liabilities.

Where the contractual obligations of financial instruments (including share capital) are equivalent to a similar debt instrument, those financial instruments are classed as financial liabilities. Financial liabilities are presented as such in the balance sheet. Finance costs and gains or losses relating to financial liabilities are included in the profit and loss account. Finance costs are calculated so as to produce a constant rate of return on the outstanding liability.

Where the contractual terms of share capital do not have any terms meeting the definition of a financial liability then this is classed as an equity instrument. Dividends and distributions relating to equity instruments are debited direct to equity.

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

2.	Turnover

An analysis of turnover by class of business is as follows:

	2013 £000	Unaudited 2012 £000
United Kingdom	58,029	55,322
Europe	448	2,864
Rest of world	—	449

	58,477	58,635

The turnover and profit on ordinary activities before taxation is attributable to the manufacture and distribution of food and beverage supplies into the retail, cash and carry, foodservice and vending sectors and the provision of manufacturing and packing services to the food industry

3.	Other operating income

	2013 £000	Unaudited 2012 £000
Other operating income	—	32

Other operating income relates to net rent receivable in respect of operating leases.

4.	Operating profit

The operating profit is stated after charging:

	2013 £000	Unaudited 2012 £000
Amortisation - intangible fixed assets	454	454
Depreciation of tangible fixed assets:
- owned by the group	63	594
- held under finance leases	400	128
Operating lease rentals:
- other	117	129
- land and buildings	956	956

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

4.	Operating profit (continued)

Exceptional administrative expenses

	2013 £000	Unaudited 2012 £000
Provision in respect of GSOP scheme	—	3,109

The Growth Securities Ownership Plan (GSOP) is an incentive arrangement to align employees’ interests with those of the company. The GSOP was fully settled in 2012.

5.	Auditors’ remuneration

	2013 £000	Unaudited 2012 £000
Fees payable to the company’s auditor and its associates for the audit of the company’s annual accounts	16	15
Fees payable to the company’s auditor and its associates in respect of:
Taxation compliance services	5	5
All other non-audit services not included above	—	5

6.	Staff costs

Staff costs, including directors’ remuneration, were as follows:

	2013 £000	Unaudited 2012 £000
Wages and salaries	7,472	10,793
Social security costs	601	643
Other pension costs	247	241

	8,320	11,677

The average monthly number of employees, including the directors, during the year was as follows:

	2013 No.	Unaudited 2012 No.
Production	159	155
Administration	101	110

	260	265

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

7.	Directors’ remuneration

	2013 £000	Unaudited 2012 £000
Remuneration	805	3,600

Company pension contributions to defined contribution pension schemes	58	59

During the year retirement benefits were accruing to 5 directors (2012 unaudited - 5 in respect of defined contribution pension schemes. The highest paid director received remuneration of £132,000 (2012 unaudited - £1,668,000).

Management and consultancy fees of £110,000 (2012 unaudited - £110,000) were paid which comprised charges for the services of I Unsworth and G Unsworth.

8.	Interest payable

	2013 £000	Unaudited 2012 £000
On bank loans and overdrafts	62	108
On finance leases and hire purchase contracts	62	28

	124	136

9.	Taxation

	2013 £000	Unaudited 2012 £000
Analysis of tax charge in the year
Current tax (see note below)
UK corporation tax charge on profit for the year	1,588	492
Adjustments in respect of prior periods	(44)	(151)

Total current tax	1,544	341

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

9.	Taxation (continued)

Deferred tax
Origination and reversal of timing differences	118	91
Effect of increased tax rate on opening liability	16	—

Total deferred tax (see note 17)	134	91

Tax on profit on ordinary activities	1,678	432

Factors affecting tax charge for the year

The tax assessed for the year is lower than (2012 unaudited - lower than) the standard rate of corporation tax in the UK of 23.75% (2012 unaudited - 25.5%). The differences are explained below:

	2013 £000	Unaudited 2012 £000
Profit on ordinary activities before tax	6,682	1,482

Profit on ordinary activities multiplied by standard rate of corporation tax in the UK of 23.75% (2012 - 25.5%)	1,587	378
Effects of:
Expenses not deductible for tax purposes, other than goodwill amortisation and impairment	123	143
Capital allowances for year in excess of depreciation	(116)	(34)
Adjustments to tax charge in respect of prior periods	(44)	(151)
Short term timing difference leading to an increase (decrease) in taxation	(6)	5

Current tax charge for the year (see note above)	1,544	341

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

10.	Intangible fixed assets

Group	Goodwill £000
Cost
At 1 July 2012 (unaudited) and 30 June 2013	9,069

Amortisation
At 1 July 2012 (unaudited)	2,269
Charge for the year	454

At 30 June 2013	2,723

Net book value
At 30 June 2013	6,346

At 30 June 2012 (unaudited)	6,800

The directors have assessed that the goodwill has a useful economic life of 20 years.

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

11.	Tangible fixed assets

Group	L/Term Leasehold Property £000	Plant & machinery £000	Motor vehicles £000	Fixtures & fittings £000	Other fixed assets £000	Total £000
Cost

At 1 July 2012 (unaudited)	188	10,342	46	2,663	180	13,419
Additions	—	1,427	39	72	—	1,538
Disposals	—	(25)	—	—	—	(25)
Transfer between classes	—	180	—	—	(180)	—

At 30 June 2013	188	11,924	85	2,735	—	14,932

Depreciation

At 1 July 2012 (unaudited)	85	9,203	42	2,582	—	11,912
Charge for the year	—	407	7	49	—	463
On disposals	—	(25)	—	—	—	(25)

At 30 June 2013	85	9,585	49	2,631	—	12,350

Net book value

At 30 June 2013	103	2,339	36	104	—	2,582

At 30 June 2012 (unaudited)	103	1,139	4	81	180	1,507

The net book value of assets held under finance leases or hire purchase contracts, included above, are as follows:

Group	2013 £000	Unaudited 2012 £000
Plant and machinery	953	449

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

12.	Fixed asset investments

Group	Unlisted investments £000
Cost or valuation

At 1 July 2012 Unaudited	—
Additions	672

At 30 June 2013	672

Net book value

At 30 June 2013	672

At 30 June 2012 Unaudited	—

The fixed asset investment represents a 49% shareholding in Associated Coffee Merchants (International) Limited, a company incorporated in England and Wales. There are no common directors and the directors believe there is no significant influence held over the company, as such the investment has been held at cost under fixed asset investments.

Company	Investments in subsidiary companies £000
Cost or valuation

At 1 July 2012 Unaudited and 30 June 2013	12,403

Net book value

At 30 June 2013	12,403

At 30 June 2012 Unaudited	12,403

Details of the principal subsidiaries can be found under note number 28.

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

13.	Stocks

	Group		Company
	2013 £000	Unaudited 2012 £000	2013 £000	Unaudited 2012 £000
Raw materials	2,159	2,088	—	—
Finished goods and goods for resale	1,921	1,552	—	—

	4,080	3,640	—	—

14.	Debtors

	Group		Company
	2013 £000	Unaudited 2012 £000	2013 £000	Unaudited 2012 £000
Trade debtors	5,494	4,725	—	—
Amounts owed by group undertakings	—	—	110	110
Amounts owed by related parties	—	45	—	—
Other debtors	202	106	—	—
Prepayments and accrued income	689	710	—	—
Deferred tax asset (see note 17)	245	379	—	—

	6,630	5,965	110	110

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

15.	Creditors:

Amounts falling due within one year

	Group		Company
	2013 £000	Unaudited 2012 £000	2013 £000	Unaudited 2012 £000
Bank loans and overdrafts	—	177	—	—
Net obligations under finance leases and hire purchase contracts	515	247	—	—
Trade creditors	6,964	7,223	—	—
Amounts owed to group undertakings	—	—	11,631	11,631
Corporation tax	1,584	372	—	—
Other taxation and social security	171	173	—	—
Other creditors	671	115	—	—
Accruals and deferred income	2,969	5,967	—	—

	12,874	14,274	11,631	11,631

The finance leases are secured against the assets to which they relate.

16.	Creditors:

Amounts falling due after more than one year

	Group		Company
	2013 £000	Unaudited 2012 £000	2013 £000	Unaudited 2012 £000
Net obligations under finance leases and hire purchase contracts	1,269	399	—	—

Obligations under finance leases and hire purchase contracts, included above, are payable as follows:

	Group		Company
	2013 £000	Unaudited 2012 £000	2013 £000	Unaudited 2012 £000
Between one and five years	1,269	399	—	—

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

17.	Deferred taxation

	Group		Company
	2013 £000	Unaudited 2012 £000	2013 £000	Unaudited 2012 £000
At beginning of year	379	470	—	—
Charged during the year (P&L)	(134)	(91)	—	—

At end of year	245	379	—	—

The deferred taxation balance is made up as follows:

	Group		Company
	2013 £000	Unaudited 2012 £000	2013 £000	Unaudited 2012 £000
Accelerated capital allowances	(239)	(368)	—	—
Short term timing differences	(6)	(11)	—	—

	(245)	(379)	—	—

The directors believe that the deferred tax asset of £245,000 (2012 unaudited - £379,000) recognised in the accounts will be recoverable against suitable profits arising in the future.

18.	Share capital

	2013 £000	Unaudited 2012 £000
Allotted, called up and fully paid

500,000 - Ordinary Shares shares of £1 each	500	500

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

19.	Reserves

Group	Capital redempt’n reserve £000	Profit and loss account £000
At 1 July 2012 (Unaudited)	544	2,801
Profit for the financial year	—	5,004

At 30 June 2013	544	7,805

Company	Capital redempt’n reserve £000	Profit and loss account £000
At 1 July 2012 (Unaudited) and 30 June 2013	544	(162)

20.	Reconciliation of movement in shareholders’ funds

Group	2013 £000	Unaudited 2012 £000
Opening shareholders’ funds	3,845	2,795
Profit for the financial year	5,004	1,050

Closing shareholders’ funds	8,849	3,845

Company	2013 £000	Unaudited 2012 £000
Shareholders’ funds at 1 July 2012 (unaudited) and 30 June 2013	882	882

The company has taken advantage of the exemption contained within section 408 of the Companies Act 2006 not to present its own profit and loss account.

The profit for the year dealt with in the accounts of the company was £NIL (2012 unaudited - £nil).

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

21.	Net cash flow from operating activities

	2013 £000	Unaudited 2012 £000
Operating profit	6,806	1,618
Amortisation of intangible fixed assets	454	454
Depreciation of tangible fixed assets	463	722
Profit on disposal of tangible fixed assets	—	(41)
(Increase)/decrease in stocks	(440)	418
(Increase)/decrease in debtors	(798)	688
(Decrease)/increase in creditors	(2,703)	893

Net cash inflow from operating activities	3,782	4,752

22.	Analysis of cash flows for headings netted in cash flow statement

	2013 £000	Unaudited 2012 £000
Returns on investments and servicing of finance
Interest paid	(62)	(108)
Hire purchase interest	(62)	(28)

Net cash outflow from returns on investments and servicing of finance	(124)	(136)

	2013 £000	Unaudited 2012 £000
Capital expenditure and financial investment
Purchase of tangible fixed assets	(1,538)	(271)
Sale of tangible fixed assets	—	41
Purchase of fixed asset investments	(672)	—

Net cash outflow from capital expenditure	(2,210)	(230)

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

22.	Analysis of cash flows for headings netted in cash flow statement (continued)

	2013 £000	Unaudited 2012 £000
Financing
Repayment of finance leases	(363)	—
New finance leases	1,500	—
Repayment of finance leases	—	(394)

Net cash inflow/(outflow) from financing	1,137	(394)

23.	Analysis of changes in net debt

	Unaudited 1 July 2012 £000	Cash flow £000	Other non-cash changes £000	30 June 2013 £000
Cash at bank and in hand	606	2,076	—	2,682
Bank overdraft	(177)	177	—	—

	429	2,253	—	2,682
Finance lease obligations
Debts due within one year	(247)	(1,137)	870	(514)
Debts falling due after more than one year	(399)	—	(870)	(1,269)

Net (debt)/funds	(217)	1,116	—	899

24.	Pension commitments

The Group operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the Group in an independently administered fund. The pension cost charge represents contributions payable by the Group to the fund and amounts to £247,000 (2012 unaudited - £241,000). Contributions totalling £43,000 (2012 unaudited - £43,000) were payable to the fund at the balance sheet date.

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

25.	Capital commitments

The Group had capital commitments at 30 June 2013 of £600,000 (2012 unaudited: £Nil).

26.	Contingent liabilities

There were no contingent liabilities at 30 June 2013 (2012 unaudited: £nil).

27.	Operating lease commitments

At 30 June 2013, the group had annual commitments under non-cancellable operating leases as follows:

	Land and buildings		Other
Group	2013 £000	Unaudited 2012 £000	2013 £000	Unaudited 2012 £000

Expiry date:

Within 1 year	—	—	21	17
Between 2 and 5 years	488	189	51	68
After more than 5 years	493	792	—	—

28.	Principal subsidiaries

Company name	Country	Percentage Shareholding	Description

Aimia Foods Limited	England and Wales	100	Food and beverage manufacturing and distribution
Aimia Foods Group Limited	England and Wales	100	Intermediate Holding Company
Stockpack Limited	England and Wales	100	Dormant
Aimia Foods EBT Company Limited	England and Wales	100	Employee benefits trust

29.	Financial instruments

The Group incurs foreign exchange risk on sales and purchases that are denominated in currencies other than sterling. The Group uses forward exchange contracts to hedge this risk. The fair value of the Group’s forward contracts to buy Euros at 30 June 2013 was £nil (2012 unaudited - £nil).

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

30.	Related party transactions

The company has taken advantage of the exemption in Financial Reporting Standard No. 8 “Related party disclosures” and has not disclosed transactions with group undertakings, all of which have been eliminated on consolidation.

During the period, the company paid rent of £8,500 (2012 unaudited: £8,500) in relation to a property owned by Mr I M Unsworth and Mr R N Unsworth. As at 30 June 2013, the rent prepaid amounted to £6,375 (2012 unaudited: £6,375).

31.	Post balance sheet events

Cott Ventures Ltd, a subsidiary of Cott Corporation, acquired 100 percent of the share capital of Aimia Foods Holdings Limited pursuant to a Share Purchase Agreement dated 30 May 2014. The aggregate purchase price for the Aimia Acquisition was £52.1 million payable in cash, which included a payment for estimated closing balance sheet working capital, £19.9 million in deferred consideration to be paid by 30 September 2014, and aggregate contingent consideration of up to £15.9 million, which is payable upon the achievement of certain performance measures during 52 weeks ending 1 July 2016.

Prior to the transaction the Group settled all balances owed between group companies and secured finance lease creditors.

32.	Ultimate controlling party

Subsequent to 30 May 2014, the ultimate controlling party is Cott Corporation by virtue of its 100% shareholding. Prior to that date the ultimate controlling party was the Unsworth family.

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

33.	Unaudited Reconciliation of United Kingdom Generally Accepted Accounting Practice to United States Generally Accepted Accounting Principles

The consolidated financial statements have been prepared in accordance with United Kingdom Generally Accepted Accounting Practice (“UK GAAP”), which differ in certain respects from United States Generally Accepted Accounting Principles (“US GAAP”). The principal differences between UK GAAP and US GAAP have been reflected as adjustments in the unaudited reconciliations below, with explanatory notes describing the nature of the differences in accounting principles.

Consolidated Balance Sheets

As at 30 June 2013 and 2012

	Unaudited				Unaudited
	2013 (as filed under UK GAAP)	2013 Impact of adjustments		2013 (as adjusted for US GAAP)	2012 (as filed under UK GAAP)	2012 Impact of adjustments		2012 (as adjusted for US GAAP)
	£000	£000		£000	£000	£000		£000
Fixed assets
Intangible assets	6,346	2,723	A	9,069	6,800	2,269	A	9,069
Tangible assets	2,582	2,053	B	4,635	1,507	—		1,507
Investments	672	47	C	719	—	—		—
Other non-current assets	—	245	D	245	—	379	D	379

	9,600	5,068		14,668	8,307	2,648		10,955
Current assets
Stocks	4,080	—		4,080	3,640	—		3,640
Debtors	6,630	(245)	D	6,385	5,965	(379)	D	5,586
Cash at bank	2,682	—		2,682	606	—		606

	13,392	(245)		13,147	10,211	(379)		9,832
Creditors: amounts falling due within one year	(12,874)	(582)	E	(13,456)	(14,274)	(476)	E	(14,750)

Net current assets/(liabilities)	518	(827)		(309)	(4,063)	(855)		(4,918)

Total assets less current liabilities	10,118	4,241		14,359	4,244	1,793		6,037
Creditors: amounts falling due after more than one year	(1,269)	(2,053)	B	(3,322)	(399)	—		(399)

Net assets	8,849	2,188		11,037	3,845	1,793		5,638

Capital and reserves
Called up share capital	500	—		500	500	—		500
Capital redemption reserve	544	(544)	F	—	544	(544)	F	—
Profit and loss account	7,805	2,723	A	10,537	2,801	2,269	A	5,138
		47	C
		(582)	E			(476)	E
		544	F			544	F

Shareholders’ funds	8,849	2,188		11,037	3,845	1,793		5,638

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

33.	Unaudited Reconciliation of United Kingdom Generally Accepted Accounting Practice to United States Generally Accepted Accounting Principles (continued)

Explanatory Notes to the Unaudited Consolidated Balance Sheets

A.	US GAAP does not allow goodwill to be amortised. The difference in the value of intangible assets is attributable to the reversal of all accumulated goodwill amortisation at each of the dates presented under US GAAP. The reversal of the accumulated goodwill amortisation is offset as an adjustment to increase the profit and loss account.
B.	This adjustment is to increase property, plant and equipment associated with the portion of the historical cost of the underlying machinery and equipment financed by a customer, which is offset as an increase in non-current creditor payables as deferred income to be recognized over the term of the customer agreement. Under UK GAAP the machinery and equipment was reflected at its historical cost to the Group, without consideration to amounts financed by the customer. At 30 June 2013 the machinery and equipment financed by a customer had not yet been placed into service.
C.	US GAAP requires certain investments over which the investor has significant influence over the investee to be accounted for under the equity method of accounting, which requires that the investors share of net income or loss of the investee (based on the investor’s proportionate ownership of the investee) be recorded in the investor financial statements, which increases or decreases the value of the recorded investment. The increase in the investment is offset as an adjustment to increase the profit and loss account.
D.	This adjustment is to reclassify deferred tax assets from current to non-current assets based on differences between US and UK GAAP for what is considered current and non-current.
E.	This adjustment is to reflect the impact to current income taxes payable for the reversal of all previously recorded goodwill amortisation under UK GAAP at 30 June 2012 and 2013 and the recognition of equity in earnings of affiliates associated with the equity method investment for the year ended 30 June 2013.
F.	This adjustment is to eliminate the capital redemption reserves required under UK GAAP which is accounted for as an adjustment to the profit and loss account under US GAAP.

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

33.	Unaudited Reconciliation of United Kingdom Generally Accepted Accounting Practice to United States Generally Accepted Accounting Principles (continued)

Consolidated Profit and Loss Accounts

For the years ended 30 June 2013 and 2012

	Unaudited				Unaudited
	2013 (as filed under UK GAAP)	2013 Impact of adjustments		2013 (as adjusted for US GAAP)	2012 (as filed under UK GAAP)	2012 Impact of adjustments		2012 (as adjusted for US GAAP)
	£000	£000		£000	£000	£000		£000
Turnover	58,477	—		58,477	58,635	—		58,635
Cost of sales	(45,404)	—		(45,404)	(48,075)	—		(48,075)

Gross profit	13,073	—		13,073	10,560	—		10,560
Distribution costs	(1,104)	—		(1,104)	(1,083)	—		(1,083)
Administrative expenses	(5,163)	454	A	(4,709)	(4,782)	454	A	(4,328)
Exceptional administrative expenses	—	—		—	(3,109)	—		(3,109)

Total administrative expenses	(5,163)	454		(4,709)	(7,891)	454		(7,437)
Other operating income	—	—		—	32	—		32

Operating profit	6,806	454		7,260	1,618	454		2,072
Interest payable and similar charges	(124)	—		(124)	(136)	—		(136)
Equity in earnings of affiliates	—	47	B	47	—	—		—

Profit on ordinary activities before taxation	6,682	501		7,183	1,482	454		1,936
Tax on profit on ordinary activities	(1,678)	(105)	C	(1,783)	(432)	(100)	C	(532)

Profit for the financial year	5,004	396		5,400	1,050	354		1,404

Explanatory Notes to the Unaudited Consolidated Profit and Loss Accounts

A.	US GAAP does not allow goodwill to be amortised. These adjustments to administrative expenses in 2013 and 2012 are to eliminate the goodwill amortisation recorded under UK GAAP.

B.	This adjustment is to record the equity in earnings of the Company’s investment accounted for under the equity method under US GAAP.

C.	These adjustments are to reflect the tax impact of adjustments A and B in the consolidated profit and loss account for the year ended 30 June 2013 and adjustment A for the year ended 30 June 2012.

AIMIA Foods Holdings Limited

Notes to the financial statements

For the year ended 30 June 2013

33.	Unaudited Reconciliation of United Kingdom Generally Accepted Accounting Practice to United States Generally Accepted Accounting Principles (continued)

Consolidated Cash Flow Statements

For the years ended 30 June 2013 and 2012

		Unaudited				Unaudited
	2013 (as filed under UK GAAP)	2013 Impact of adjustments		2013 (as adjusted for US GAAP)	2012 (as filed under UK GAAP)	2012 Impact of adjustments		2012 (as adjusted for US GAAP)
	£000	£000		£000	£000	£000		£000
Net cash flow from operating activities	3,782	—	A	3,782	4,752	—	A	4,752
Returns on investments and servicing of finance	(124)	—		(124)	(136)	—		(136)
Taxation	(332)	—		(332)	(401)	—		(401)
Capital expenditure and financial investment	(2,210)	—		(2,210)	(230)	—		(230)

Cash inflow before financing	1,116	—		1,116	3,985	—		3,985
Financing	1,137	—		1,137	(394)	—		(394)

Increase in cash in the year	2,253	—		2,253	3,591	—		3,591

Explanatory Notes to the Unaudited Consolidated Cash Flow Statements

A.	The reversal of goodwill amortisation and equity in earnings of affiliates and related impact on deferred taxes would increase the profit for the financial year in the reconciliation of net cash flow from operating activities and would reduce the reconciling items within net cash flow from operating activities by equal amounts.